News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER

REVENUE OF $31.1 MILLION AND DILUTED EPS OF $0.10

- Repurchases 317,000 Shares of Common Stock During the Quarter -

NAPLES, Florida, October 30, 2006 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the for the three- and nine-month periods ended September 30, 2006 as summarized below:

Summary of Third Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
	2006	2005		2006	2005
Net revenue	$31.1	$32.1	(3.1)%	$90.3	$93.7	(3.6)%
Station operating income (SOI - non-GAAP)	9.4	11.2	(15.5)%	26.7	28.6	(6.7)%
Operating income	6.4	7.9	(18.5)%	18.0	20.2	(11.0)%
Net income	2.4	3.8	(37.1)%	7.2	9.2	(21.9)%
Net income per diluted share	$0.10	$0.15	(33.3)%	$0.30	$0.38	(21.1)%
Diluted shares outstanding	23.9	24.3		24.2	24.4

The $1.0 million decline in revenue during the third quarter ended September 30, 2006 compared with the third quarter of 2005 primarily reflects lower revenue from the Company’s Philadelphia and Miami clusters and lower national ad sales partially offset by revenue improvements at the Company’s Las Vegas and Augusta clusters.

The $1.5 million decline in third quarter 2006 operating income primarily reflects the revenue decline as well as higher cost of services that more than offset declines in selling, general and administrative expenses and corporate general and administrative expenses.

Quarterly Station Operating Income (SOI), a non-GAAP financial measure, fell $1.7 million from the 2005 third quarter and reflect costs related to the re-programming of KDWN-AM in Las Vegas, which was acquired in August.

On a same-station basis (comparing stations operated by the Company during the quarter ended September 30, 2006 to those same stations operated by the Company during the quarter ended September 30, 2005, and excluding the contributions from KDWN-AM in Las Vegas which was

-more-

acquired in August 2006), 2006 third quarter consolidated net revenue was $30.9 million, compared to $32.1 million in the third quarter of 2005, while SOI was $9.7 million, compared to $11.2 million in the same period of 2005.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same Station SOI,” and “Reconciliation of Same Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI and related same-station calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Double digit revenue gains in Las Vegas driven by our country station, which was re-programmed just a year ago, and in Augusta, where we’re also benefiting from a re-format, only partially offset continued weakness from our Miami cluster and lower national revenue. With programming and on-air changes in place in Philadelphia, our goal is to out-perform the market in both local and national revenue growth. In Miami, third quarter results reflect the expense of our sports station’s baseball broadcast rights and lower revenue at our rhythmic CHR station in the market, which we are seeking to address through operational and personnel changes. In this regard, we began to realize sales and operating improvements at our Miami sports station resulting from changes implemented earlier this year.

“Beyond the internal growth we are pursuing based on operational, personnel and programming changes, we continue to selectively expand our portfolio through acquisitions, and were active with this initiative during the third quarter. We maintain a very positive long-term view of the industry based on its attractive cash flows, distinct value to listeners and advertisers, and the prospective value to be derived from our investments in HD Radio™ and online and new media initiatives. To this end, in August, we finalized our acquisition of KDWN-AM in Las Vegas and have already re-programmed the station with a new News/Talk format that we believe will take advantage of a void in the market as well as the station’s exceptional reach. In addition, earlier this quarter we agreed to acquire WJBR-FM in Wilmington, Delaware. We expect that the acquisition of WJBR-FM, which is popular in the four northeastern states that it reaches, will prove to be an attractive strategic and financial transaction and a good complement to our existing Philadelphia station cluster.

“Reflecting our long-term view of the industry and knowledge of values, we continued to repurchase our common stock, buying approximately 317,000 shares in the third quarter. Since the launch of our repurchase program two years ago, we have repurchased 684,000 shares for a total of $6.7 million which is a direct reflection of our confidence in the industry and Beasley Broadcast Group.”

Fourth Quarter 2006 Guidance

For the three-month period ending December 31, 2006, the Company anticipates reporting a net revenue increase of 5% compared to the same period last year. On a same-station basis (excluding revenue derived from KDWN-AM in Las Vegas, Nevada, and the local marketing agreement WJBR-FM in Wilmington, Delaware) the Company anticipates reporting a net revenue decrease of 2% for the three-month period ending December 31, 2006 compared to the same period last year.

This guidance assumes no material changes in economic conditions or extraordinary events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, October 30, 2006, at 11:00 a.m. EST to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/582-2770; please call five minutes in advance to ensure that you are connected prior to the presentation.

-more-

Beasley Broadcast Group, 10/30/06	page 2

Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and institutional investors. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #7952657).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 43 stations (27 FM and 16 AM) located in ten large- and mid-size markets in the United States.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2005. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 30, 2006, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

- tables follow -

Beasley Broadcast Group, 10/30/06	page 3

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenue	$31,056,757	$32,051,349	$90,341,576	$93,699,011

Costs and expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	10,824,115	9,995,258	31,494,046	30,729,669
Selling, general and administrative (including stock-based compensation) (1) (3)	10,804,085	10,900,312	32,154,350	34,369,913

Corporate general and administrative (including stock-based compensation) (4)	2,297,060	2,570,497	6,604,417	6,037,530
Depreciation and amortization	708,863	705,351	2,071,815	2,171,465
Asset purchase agreement termination costs	—	—	—	141,449

Total costs and expenses	24,634,123	24,171,418	72,324,628	73,450,026
Operating income	6,422,634	7,879,931	18,016,948	20,248,985
Interest expense	(2,576,050)	(1,779,972)	(6,344,977)	(5,564,008)
Other non-operating expenses	(33,236)	(413)	(58,704)	(85,370)
Interest income	142,132	122,217	376,911	376,657
Other non-operating income	—	—	32,699	211,267

Income before income taxes	3,955,480	6,221,763	12,022,877	15,187,531
Income tax expense	1,590,171	2,463,818	4,857,242	6,014,262

Net income	$2,365,309	$3,757,945	$7,165,635	$9,173,269

Basic net income per share:	$0.10	$0.16	$0.30	$0.38

Diluted net income per share:	0.10	0.15	0.30	0.38

Basic common shares outstanding	23,843,630	24,199,515	24,000,995	24,223,549

Diluted common shares outstanding	23,907,978	24,291,056	24,180,408	24,356,335

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $3,309 and $7,150 for the three and nine months ended September 30, 2006, respectively.
(3)	Includes stock-based compensation of $73,194 and $46,735 for the three months ended September 30, 2006 and 2005, respectively and $166,120 and $46,735 for the nine months ended September 30, 2006 and 2005, respectively.
(4)	Includes stock-based compensation of $555,086 and $760,402 for the three months ended September 30, 2006 and 2005, respectively and $1,381,889 and $760,402 for the nine months ended September 30, 2006 and 2005, respectively.

- more -

Beasley Broadcast Group, 10/30/06	page 4

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$12,632	$16,279
Working capital	23,996	32,402
Total assets	298,874	280,817
Long term debt, less current installments	153,875	144,375
Total stockholders’ equity	87,317	87,998

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Nine Months Ended September 30,
	2006	2005
Net cash provided by operating activities	$16,472	$14,049
Net cash used in investing activities	(23,190)	(1,199)
Net cash provided by (used in) financing activities	3,071	(11,948)
Net increase (decrease) in cash and cash equivalents	(3,647)	902

Calculation of SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenue	$31,056,757	$32,051,349	$90,341,576	$93,699,011
Station operating expenses	(21,628,200)	(20,895,570)	(63,648,396)	(65,099,582)

SOI	$9,428,557	$11,155,779	$26,693,180	$28,599,429

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
SOI	$9,428,557	$11,155,779	$26,693,180	$28,599,429
Corporate general and administrative	(2,297,060)	(2,570,497)	(6,604,417)	(6,037,530)
Depreciation and amortization	(708,863)	(705,351)	(2,071,815)	(2,171,465)
Asset purchase agreement termination costs	—	—	—	(141,449)
Interest expense	(2,576,050)	(1,779,972)	(6,344,977)	(5,564,008)
Other non-operating expenses	(33,236)	(413)	(58,704)	(85,370)
Interest income	142,132	122,217	376,911	376,657
Other non-operating income	—	—	32,699	211,267
Income tax expense	(1,590,171)	(2,463,818)	(4,857,242)	(6,014,262)

Net income	$2,365,309	$3,757,945	$7,165,635	$9,173,269

-more-

Beasley Broadcast Group, 10/30/06	page 5

Calculation of Same-Station SOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reported net revenue	$31,056,757	$32,051,349	$90,341,576	$93,699,011
KDWN	(135,272)	—	(135,272)	—

Same-station net revenue	$30,921,485	$32,051,349	$90,206,304	$93,699,011

Reported station operating expenses	$21,628,200	$20,895,570	$63,648,396	$65,099,582
KDWN	(438,632)	—	(438,632)	—

Same-station station operating expenses	$21,189,568	$20,895,570	$63,209,764	$65,099,582

Same-station net revenue	$30,921,485	$32,051,349	$90,206,304	$93,699,011
Same-station station operating expenses	21,189,568	20,895,570	63,209,764	65,099,582

Same-station SOI	$9,731,917	$11,155,779	$26,996,540	$28,599,429

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Same Station SOI	$9,731,917	$11,155,779	$26,996,540	$28,599,429
KDWN net revenue	135,272	—	135,272	—
KDWN station operating expenses	(438,632)	—	(438,632)	—
Corporate general and administrative	(2,297,060)	(2,570,497)	(6,604,417)	(6,037,530)
Depreciation and amortization	(708,863)	(705,351)	(2,071,815)	(2,171,465)
Asset purchase agreement termination costs	—	—	—	(141,449)
Interest expense	(2,576,050)	(1,779,972)	(6,344,977)	(5,564,008)
Other non-operating expenses	(33,236)	(413)	(58,704)	(85,370)
Interest income	142,132	122,217	376,911	376,657
Other non-operating income	—	—	32,699	211,267
Income tax expense	(1,590,171)	(2,463,818)	(4,857,242)	(6,014,262)

Net income	$2,365,309	$3,757,945	$7,165,635	$9,173,269

# # #

Beasley Broadcast Group, 10/30/06	page 6